Exhibit 10.9

FORM OF AMENDMENT TO AMENDED AND RESTATED SEVERANCE AGREEMENT
FOR EXECUTIVE OFFICERS

THIS AMENDMENT TO AMENDED AND RESTATED SEVERANCE AGREEMENT, dated effective as of [_____] (the “Amendment”), is made by and between NetScout Systems, Inc. (the “Company”), and [Name] (the “Executive”) residing at [Address].

WHEREAS, the Company and the Executive are party to an Amended and Restated Severance Agreement (the “Severance Agreement”); and

WHEREAS, the Company and the Executive desire to clarify that the effectuation of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of October 12, 2014, as may be amended from time to time, by and between the Company, Danaher Corporation, Potomac Holding LLC, RS Merger Sub I, Inc., and RS Merger Sub II, LLC (the “Merger Agreement”) do not constitute a Change in Control for purposes of the Severance Agreement;

THEREFORE, in consideration of the foregoing and other respective covenants and agreements of the parties herein contained, the parties hereto agree that the Severance Agreement is hereby amended as follows:

1.Defined Terms. The definition of “Change in Control” set forth in the Severance Agreement is hereby amended to add the additional following paragraph at the end of such defintion:

“Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of this Agreement as a result of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of October 12, 2014, as may be amended from time to time, by and between the Company, Danaher Corporation, Potomac Holding LLC, RS Merger Sub I, Inc., and RS Merger Sub II, LLC.”

2. Assignment. This Amendment and the Severance Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties. Neither the Severance Agreement, as amended by this Amendment, nor any rights or benefits hereunder or thereunder may be assigned by the Executive, except that, upon the Executive’s death, the Executive’s earned and unpaid economic benefits will be paid to the Executive’s heirs or beneficiaries.

3. Governing Law; Arbitration. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.
4. Miscellaneous. No provision of this Amendment may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Chief Executive Officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Amendment to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Amendment supersedes and is in lieu of any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof (including any severance agreement by and between the Company and the Executive) which have been made by either party. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment, which shall remain in full force and effect.
5. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and the Executive have signed this Agreement as of the date first above written.

NETSCOUT SYSTEMS, INC.

By: ______________________
Name:
Title:

EXECUTIVE:

____________________________
[Signature]

____________________________
[Print Name]